EXHIBIT 10(f)

                            STOCK PLAN FOR DIRECTORS

                                                                   EXHIBIT 10(f)
                            DARDEN RESTAURANTS, INC.

                            STOCK PLAN FOR DIRECTORS


                          (AS AMENDED DECEMBER 10, 1996
                               AND JUNE 26, 1998)



THIS DOCUMENT, DATED SEPTEMBER 14, 1995 AND AMENDED DECEMBER 10, 1996, CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Additional information about this Plan and its administrators may be obtained without charge by writing to the Supervisor, Stock Compensation Plans, Darden Restaurants, Inc., Compensation Department, P.O. Box 593330, Orlando, FL 32859-3330, or by calling (407)245-4293.

                            DARDEN RESTAURANTS, INC.

                            STOCK PLAN FOR DIRECTORS


     1. Purpose. The purpose of the Darden Restaurants, Inc. Stock Plan (the "Plan") for Directors is to increase the proprietary interest of Directors in Darden Restaurants, Inc. (the "Company") by granting them non-qualified options to purchase Common Stock of the Company ("Common Stock") and shares of Common Stock subject to the restrictions described herein ("Restricted Stock") that will promote long-term shareholder value through ownership of Common Stock.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. Grants of options to purchase Common Stock under the Plan and the amount and nature of the awards of Restricted Stock shall be made automatically or by the Board of Directors as provided in Section 4. However, the Compensation Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

     3. Participation. Each person who is a Director of the Company or any of its subsidiaries at the date of each grant or award shall be eligible to participate in the Plan. A "Director" for purposes of this Plan is defined as a person who has been elected to the Board of Directors of the Company and does not have an employee status with the Company.

     4. Awards under the Plan. The number of shares of Common Stock authorized for grants under the Plan is 250,000 shares plus additional shares of Common Stock held as Treasury Shares pursuant to Section 4(c).

     (a)  Non-qualified Stock Options

          (i) Grant of Options. Each Director on the effective date of the Plan shall be awarded an option (an "Option") to purchase 12,500 shares of Common Stock. Each person who becomes a Director for the first time after the effective date of the Plan also shall be awarded an Option to purchase 12,500 shares of Common Stock, effective as of the date such person becomes a Director. In addition, at the close of business on each annual shareholders' meeting, each Director elected or re-elected to the Board shall be granted an Option to purchase 3000 shares of Common Stock. The written agreement evidencing such Options granted under the Plan shall be dated as of the applicable date of each grant. Each Director receiving an Option grant shall execute and return a copy of the agreement to the Company. Except for the annual Option grant of 3000 shares of Common Stock and "SRO's", as provided in Section 4(c), any shares issued pursuant to Options may consist, in whole or in part, of authorized but unissued shares of Common Stock, shares of Common Stock held in the Company's treasury or Common Stock purchased by the Company on the open market or otherwise. All Options granted under the Plan shall be non-qualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended.

          (ii) Option Exercise Price. The per share price to be paid by the Director at the time an Option is exercised shall be 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" shall equal the mean of the high and low price for the Common Stock on the New York Stock Exchange on the relevant date or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the Exchange was open for trading.

          (iii) Term of Option. Each Option shall expire ten (10) years from the date of grant.

          (iv) Exercise of Option. Options shall be exercisable only after three years from the date the Option is granted except that "SRO's" may be exercised after a period of six months or longer if so determined by the Board of Directors at the date of the grant of the SRO.

          (v) Method of Exercise and Tax Obligations. Each notice of exercise shall be accompanied by the full purchase price of the shares being purchased. Such payment may be made in cash, check, shares of Common Stock valued using the Fair Market Value as of the exercise date or a combination thereof. The Company may also require payment of the amount of any federal, state or local withholding tax attributable to the exercise of an Option or the delivery of shares of Common Stock upon lapse of the Restricted Period described below.

          (vi) Non-transferability. An Option shall be non-assignable and non-transferable by a Director other than by (i) the Director's last will and testament, or (ii) the applicable laws of descent and distribution, or
     (iii) by gift by a Director to a "family member" defined by the Compensation Committee. Such Option may be exercised only by such Director or his or her guardian or legal representative or the donee family member. A Director shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this subsection.

     (b)  Restricted Stock.

          (i) Awards. Each Director on the effective date of the Plan shall be granted an award of 3,000 shares of Common Stock, restricted as described below ("Restricted Stock"). At the close of business on each successive annual stockholders' meeting date thereafter, each Director then elected or re-elected to the Board shall be granted an award of 3,000 shares of Restricted Stock.

          (ii) Restricted Period. The restrictions set forth shall apply from the date of each grant until the earlier of the following: (1) the last day on which the New York Stock Exchange is open for trading immediately prior to the annual stockholders meeting next succeeding the grant of such Restricted Stock, or (2) completion of the Director's term of service on the Board of Directors by retirement, death or disability (the "Restricted Period"); provided, however, that for the first grant of Restricted Stock made hereunder, the annual stockholders meeting next succeeding the grant shall be deemed to be the annual stockholders meeting held in September, 1996. Until the expiration of the Restricted Period, none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, and all of the Restricted Stock shall be forfeited and all further rights of the Director to or with respect to such Restricted Stock shall terminate without any obligation on the part of the Company unless the Director has remained a Director throughout the Restricted Period applicable to such Restricted Stock.

          (iii) Other Terms and Conditions. Any shares of Restricted Stock granted hereunder may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of stock certificates, and may be held in escrow. If certificated, each such certificate shall bear a legend giving notice of the restrictions. Each Director must also endorse in blank and return to the Company a stock power for each grant of Restricted Stock. During the Restricted Period, each Director shall have all the rights and privileges of a shareholder with respect to the Restricted Stock, including the right to vote the shares and to receive dividends thereon. At the expiration of the Restricted Period, a stock certificate free of all restrictions for the number of shares of Restricted Stock so registered shall be delivered to the Director or his or her estate.

     (c)  "SRO's".

     In addition to the Options for 12,500 shares and the annual grant of 3000 shares of Common Stock described in Section 4(a)(i) above, the Board of Directors also shall grant SRO Options to one or more of the Directors pursuant to the annual decision of each Director in lieu of all or part of an annual retainer or for directors fees for attendance at Board or Committee meetings or other compensation for services as a Director. Such grants shall be made on the last day of each fiscal quarter of the Company for compensation accrued during such quarter and be valued by the same formula as used by the Compensation Committee for awards of SRO's to employees of the Company. All SRO's and the annual Option of 3000 shares of Common Stock granted under this Plan are subject to the requirement that the exercise of any "SRO" or of the annual Option of 3000 shares shall be satisfied and effected solely from Common Stock held in the Company's treasury.

     (d)  Change of Control.

     The Options granted hereunder shall become exercisable and the restrictions on the Restricted Stock shall lapse upon the occurrence of a "Change of Control." Each of the following shall constitute a "Change of Control":

          (a) if any person (including a group as defined in Section 13(d)(3) of the 1934 Act) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

          (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

          (c) the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

     5. Adjustments. In the event of a stock dividend or stock split, or combination or other reduction in the number of issued shares of Common Stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of the Company, or whenever the Committee determines such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then appropriate adjustments shall be made in the shares and number of shares of Common Stock subject to and authorized by this Plan and the number of Options and Restricted Stock previously granted hereunder and the exercise price of Options previously granted hereunder, in order to prevent dilution or enlargement of the rights of the Directors under the Plan.

     6. Amendment of the Plan. The Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and the Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Director with respect to Options and Restricted Stock theretofore awarded, without such person's consent, or (b) without the approval of the stockholders, (i) if such approval is necessary to comply with any legal, tax or statutory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") or (ii) would materially change the definition of persons eligible to receive awards under this Plan, or (c) unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employment Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

     7. Miscellaneous Provisions. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be nominated for re-election to the Board. The Plan shall be governed by the laws of the state of Florida.

     8. Effective Date and Duration of Plan. The Plan shall be deemed effective as of the effective date of the distribution of Common Stock to the holders of General Mills, Inc. Common Stock. No awards shall be made hereunder after September 30, 2000.

     9. Section 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Effective May 28, 1995